Filed Pursuant to Rule 424(b)(3)
Registration No. 333-161350

Prospectus Supplement No. 2

(to Prospectus dated November 13, 2009)

2,843,601 Shares

Common Stock

This prospectus supplement supplements the prospectus, dated November 13, 2009 (the “Prospectus”), as supplemented by Prospectus Supplement No. 1 dated November 23, 2009 (“Supplement No. 1”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-161350). This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2009 (the “Current Report”), the information contained in Amendment No. 2 to our annual report on Form 10-K/A, filed with the Commission on December 11, 2009 (the “10-K Amendment”), and the information contained in our definitive additional materials on Schedule 14A, filed with the Commission on December 11, 2009 (the “Proxy Amendment”). Accordingly, we have attached the Current Report, the 10-K Amendment and the Proxy Amendment to this prospectus supplement.

The Prospectus, Supplement No. 1 and this prospectus supplement relate to the disposition from time to time by the selling stockholders named in the Prospectus, or their permitted transferees or other successors-in-interest, of up to 2,843,601 shares of our common stock, which include 947,867 shares of our common stock issuable upon the exercise of outstanding warrants that are held by the selling stockholders named in the Prospectus. We are not selling any common stock under the Prospectus, Supplement No. 1 and this prospectus supplement, and will not receive any of the proceeds from the sale of shares by the selling stockholders.

This prospectus supplement should be read in conjunction with the Prospectus and Supplement No. 1. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus, Supplement No. 1 and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “JAZZ.” On December 10, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $8.14.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus, Supplement No. 1 or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 11, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2009

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kathryn Falberg has been appointed Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals, Inc. (“Jazz Pharmaceuticals”), effective December 1, 2009. In such capacity, Ms. Falberg will serve as Jazz Pharmaceuticals’ principal financial officer. Prior to joining Jazz Pharmaceuticals, Ms. Falberg, age 49, served as Chief Financial Officer and Chief Operating Officer of ARCA biopharma, Inc., a biopharmaceutical company, since February 2009. From 2001 to 2009, she served as a consultant to and a board member of various companies in the biotechnology and high technology industries. Ms. Falberg previously held various positions with Amgen Inc., a global biotechnology company, from 1995 to 2001, most recently as its Senior Vice President Finance, Strategy and Chief Financial Officer. Ms. Falberg serves on the boards of QLT, Inc. and Halozyme Therapeutics, Inc., both biopharmaceutical companies. Ms. Falberg received her B.A. in economics and her M.B.A. from UCLA.

Under the terms of the offer letter from Jazz Pharmaceuticals to Ms. Falberg (the “Offer Letter”), Ms. Falberg will receive an initial base salary of $365,000 per year and a hiring bonus of $30,000. Ms. Falberg will be eligible under the Jazz Pharmaceuticals’ cash bonus plan for an annual bonus targeted at 40% of her base salary, dependent on Jazz Pharmaceuticals’ achievement of its corporate objectives, as determined by the Board of Directors of Jazz Pharmaceuticals. Jazz Pharmaceuticals will grant Ms. Falberg an option to purchase 100,000 shares of Jazz Pharmaceuticals common stock under its 2007 Equity Incentive Plan (the “2007 Plan”) having an exercise price equal to the fair market value of the common stock on the grant date, which shares subject to the option will vest over four years, with 25% vesting one year after her employment start date and the remainder vesting in equal monthly installments thereafter. Pursuant to the form of option agreement under the 2007 Plan (the “2007 Plan Option Agreement”), the vesting of such option will be subject to acceleration in full in the event that Ms. Falberg’s service is terminated, actually without cause or constructively, within 12 months following, or one month prior to, the effective date of certain specified change in control transactions. Ms. Falberg will also become a party to Jazz Pharmaceuticals’ Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Benefit Plan”) pursuant to which Ms. Falberg will be entitled to certain specified severance benefits in the event that her employment is terminated, actually without cause or constructively, within 12 months following a change in control and assuming all of the other conditions of the Severance Benefit Plan are met. Such severance benefits include a single lump sum cash payment as determined under the Severance Benefit Plan (generally equal to 15 months of salary and bonus), full payment of all applicable COBRA premiums for up to 15 months, and acceleration in full of the vesting and exercisability, and termination of any repurchase rights, with respect to outstanding options and other equity awards then held by Ms. Falberg. In addition, Ms. Falberg and Jazz Pharmaceuticals have entered into Jazz Pharmaceuticals’ standard indemnity agreement (the “Indemnity Agreement”) which requires Jazz Pharmaceuticals to indemnify Ms. Falberg, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Ms. Falberg as a result of being made a party to certain actions, suits, proceedings and the like by reason of her position as an officer of Jazz Pharmaceuticals. The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter that is filed as Exhibit 10.92 to this Current Report on Form 8-K, as well as the 2007 Plan, the form of 2007 Plan Option Agreement, the Severance Benefit Plan and the form of Indemnity Agreement that were previously filed as exhibits to Jazz Pharmaceuticals filings with the Securities and Exchange Commission.

In connection with Ms. Falberg’s appointment, Joan E. Colligan has stepped down as Jazz Pharmaceuticals’ Acting Principal Financial Officer, effective on Ms. Falberg’s start date, December 1, 2009, but continues to serve as Jazz Pharmaceuticals’ Controller and Principal Accounting Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.92	Offer Letter from Jazz Pharmaceuticals, Inc. to Kathryn Falberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ CAROL A. GAMBLE
Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

Date: December 3, 2009

EXHIBIT INDEX

Number	Description

10.92	Offer Letter from Jazz Pharmaceuticals, Inc. to Kathryn Falberg.

Exhibit 10.92

November 30, 2009

Re:	Offer of employment with Jazz Pharmaceuticals, Inc.

Dear Kate,

I am very pleased to invite you to join Jazz Pharmaceuticals, Inc. (“Jazz Pharmaceuticals”). This letter sets out the basic terms of your employment with Jazz Pharmaceuticals.

Duties and Responsibilities. Your initial assignment will be as Senior Vice President and Chief Financial Officer reporting to the Chairman and Chief Executive Officer. This offer is for a full-time position, located at Jazz Pharmaceuticals’ offices in Palo Alto, California. The position may require you to travel from time to time to other locations as may be necessary to fulfill your responsibilities. As part of your employment relationship, you agree to comply with Jazz Pharmaceuticals’ policies and procedures in effect from time to time during your employment. As an exempt employee, you are expected to work the number of hours required to do your job well. In general, you are expected to be present during Jazz Pharmaceuticals’ normal working hours.

Salary. Your initial and 2010 annual base salary will be $365,000, payable in accordance with Jazz Pharmaceuticals’ customary payroll practices, for all hours worked. Salary is subject to periodic review and adjustment by Jazz Pharmaceuticals, in accordance with its normal practices; we have a company-wide performance review process that takes place early in each calendar year. In addition, Jazz Pharmaceuticals will pay you a one time cash bonus of $30,000, less applicable taxes payable on the first regular pay day 90 days after your start date, subject to continued employment with Jazz Pharmaceuticals on that date.

Bonus. As a Senior Vice President, you would be eligible to participate in Jazz Pharmaceuticals’ Cash Bonus Plan, with an annual target of 40% of base pay. Please note payment of this bonus is contingent on company and individual performance and is subject to approval by Jazz Pharmaceuticals’ Board of Directors or a committee of the Board of Directors. A copy of the plan has been provided to you for your review.

Benefits. You generally will be eligible to receive all benefits extended to other similarly-situated employees at Jazz Pharmaceuticals, including medical and dental benefits, life insurance and other benefits offered to regular employees. You will be eligible for paid time off and holidays in accordance with Jazz Pharmaceuticals’ policies in effect from time to time.

Stock Options. Your offer includes a grant to you of options to purchase 100,000 shares of Jazz Pharmaceuticals common stock, vesting 1/4th on the first anniversary of your start date and 1/48th per month thereafter, subject to your continued employment on each vesting date. The exercise price will be the fair market value of Jazz Pharmaceuticals common stock on the effective date of the grant by the Compensation Committee of the Board of Directors. In addition, should there be an annual grant to Executive Committee members approved by the Compensation Committee of the Board of Directors in 2010 and you are an employee in good standing at the time of the grant, you will receive options to purchase an additional 50,000 shares of Jazz Pharmaceuticals common stock.

Confidential Information; Employee Confidential Information and Inventions Agreement. To enable Jazz Pharmaceuticals to safeguard its proprietary and confidential information, it is a condition of employment that you sign Jazz Pharmaceuticals’ standard form of “Employee Confidential Information and Inventions Agreement.” We understand that you are likely to have signed similar agreements with prior employers, and wish to impress upon you that Jazz Pharmaceuticals does not want to receive the confidential or proprietary information of others, and will support you in respecting your lawful obligations to prior employers. By accepting this offer, you are representing to Jazz Pharmaceuticals that your performance of your duties will not violate any agreements you may have with, or trade secrets of, any third parties. You agree that, during your employment with Jazz Pharmaceuticals, you will not engage in any business activity that competes with Jazz Pharmaceuticals, and you will notify your supervisor if you are considering accepting outside work.

Code of Conduct: Jazz Pharmaceuticals is committed to integrity and the pursuit of excellence in all we do. We fulfill these commitments while upholding a high level of ethical conduct. The Code of Conduct (enclosed) is one element of Jazz Pharmaceuticals’ efforts to ensure lawful and ethical conduct by the company and its subsidiaries and their employees, officers and directors. It is a condition of employment that you read, agree to and sign the enclosed form certifying that you will abide by Jazz Pharmaceuticals’ Code of Conduct by the time you begin active employment at Jazz Pharmaceuticals. If you have questions about the Code of Conduct, please let Human Resources know and we will ensure that you receive answers to your inquiries as quickly as possible.

At-Will Employment. Should you decide to accept our offer, you will be an “at-will” employee of Jazz Pharmaceuticals. This means that either you or Jazz Pharmaceuticals may terminate the employment relationship with or without cause at any time. Participation in any benefit, compensation or bonus program does not change the nature of the employment relationship, which remains “at-will”.

Authorization to Work. Federal government regulations require that all prospective employees present documentation verifying their identity and demonstrating that they are authorized to work in the United States. If you have any questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, please contact our Human Resources Department. Your employment is contingent on your ability to prove your identity and authorization to work in the United States, and your complying with the government’s employment verification requirements.

Complete Offer and Agreement. This letter contains our complete understanding and agreement regarding the terms of your employment by Jazz Pharmaceuticals. There are no other, different or prior agreements or understandings on this or related subjects. Changes to the terms of your employment can be made only in a writing signed by you and the Chief Executive Officer of Jazz Pharmaceuticals, although it is understood that as part of the policy of employment at will, Jazz Pharmaceuticals may, from time to time, in its sole discretion, adjust your salary, incentive compensation and benefits, as well as your job title, location, duties, responsibilities, assignments and reporting relationships.

Start Date; Acceptance of Offer. We hope that you will accept this offer, and begin your full-time employment at Jazz Pharmaceuticals by December 1, 2009. If our offer is acceptable to you, please sign the enclosed copy of this letter in the space indicated and return it to me as no later than December 1, 2009.

Severability. If any provision of this offer is held to be invalid, void or unenforceable, the remainder of the agreement set forth herein will remain unaffected, and you and Jazz Pharmaceuticals will work together to achieve the intent of the affected provisions.

Kate, our team is impressed by your accomplishments and potential, and we are enthusiastic at the prospect of your joining us. I look forward to your acceptance of this offer, and to your contributions to the growth and success of Jazz Pharmaceuticals.

Sincerely,

/s/ Bruce Cozadd
Bruce Cozadd
Chairman and Chief Executive Officer

ACCEPTANCE OF EMPLOYMENT OFFER:

I accept the offer of employment by Jazz Pharmaceuticals, Inc. on the terms described in this letter.

Signature:	/s/ Kathryn Falberg

Date: 12/01/2009

My start date will be December 1, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K/A

(Amendment No. 2)

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2008

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

Commission File Number: 001-33500

JAZZ PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0563787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.0001 per share	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the voting and non-voting stock held by non-affiliates of the registrant as of June 30, 2008, based upon the last sale price reported for such date on the NASDAQ Global Market, was $70,678,403. The calculation of the aggregate market value of voting and non-voting stock excludes 15,360,755 shares of the registrant’s common stock held by current executive officers, directors, and stockholders that the registrant has concluded are affiliates of the registrant. Exclusion of such shares should not be construed to indicate that any such person possesses the power, direct or indirect, to direct or cause the direction of the management or policies of the registrant or that such person is controlled by or under common control with the registrant.

As of March 20, 2009, a total of 28,925,352 shares of the registrant’s Common Stock, $.0001 par value, were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None.

JAZZ PHARMACEUTICALS, INC.

FORM 10-K/A

(Amendment No. 2)

		Page
Explanatory Note		1

PART III

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	2

PART IV

Item 15.	Exhibits, Financial Statement Schedules	7

Signatures		13

i

EXPLANATORY NOTE

We are filing this Amendment No. 2 to Annual Report on Form 10-K/A (this “Amendment”) to amend our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2009 (the “Original 10-K”), as amended by Amendment No. 1 to Annual Report on Form 10-K/A as filed with the SEC on April 29, 2009 (“Amendment No. 1” and together with the Original 10-K, the “10-K”). This Amendment is being filed for the purpose of including Lehman Brothers Holdings Inc. and its affiliated entities (collectively, “Lehman Holdings”) in the table entitled “Security Ownership of Certain Beneficial Owners and Management” included in Part III, Item 12 of the 10-K. At the time of the filing of Amendment No. 1 with the SEC, we erroneously believed that Lehman Holdings had ceased to have beneficial ownership of more than five percent of our common stock. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the complete text of Part III, Item 12, as amended solely to include Lehman Holdings in the table entitled “Security Ownership of Certain Beneficial Owners and Management,” is set forth below. Part IV, Item 15 is being amended solely to reflect the filing of new certifications by our principal executive officer and principal financial officer as exhibits to this Amendment as required by Rule 12b-15 under the Exchange Act.

No attempt has been made in this Amendment to modify or update the other disclosures presented in the 10-K. This Amendment does not reflect events occurring after the filing of the Original 10-K (i.e., occurring after March 26, 2009) or modify or update those disclosures that may be affected by subsequent events. Such subsequent matters, including changes in our management and Board of Directors, are addressed in subsequent reports filed with the SEC. Accordingly, this Amendment should be read in conjunction with the 10-K and our other filings with the SEC.

PART III

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2007 Equity Incentive Plan	3,397,978		$16.32	(1)	1,963,518	(2)
2007 Employee Stock Purchase Plan	—				330,569	(3)
2007 Non-Employee Directors Stock Option Plan	100,000		$10.30		121,052	(4)
Equity compensation plans not approved by security holders:
Directors Deferred Compensation Plan	42,688	(5)			—	(6)

Total	3,540,666				2,415,139

(1)

The weighted average exercise price of outstanding options and rights under our 2007 Equity Incentive Plan, or the 2007 Plan, includes the effect of our grant of restricted stock units under the 2007 Plan, which restricted stock units were granted in consideration of services rendered to us and do not carry an exercise price. The weighted average exercise price of outstanding options and rights under the 2007 Plan was $16.59 after excluding the grant of the restricted stock units.

(2)

As of December 31, 2008, an aggregate of 5,515,731 shares of common stock were reserved for issuance under the 2007 Plan, of which 1,963,518 remained available for future issuance. The number of shares reserved for issuance under the 2007 Plan includes shares subject to options originally granted under our 2003 Equity Incentive Plan. The number of shares reserved for issuance under the 2007 Plan automatically increases on each January 1, from January 1, 2008 through January 1, 2017, by the lesser of (a) 4.5% of the total number of shares of our common stock outstanding on December 31 of the preceding year or (b) 3,000,000 shares (or such lesser amount as may be approved by our Board of Directors). On January 1, 2009, the number of shares reserved for issuance under the 2007 Plan increased by 1,301,630 shares pursuant to this automatic share increase provision.

(3)

As of December 31, 2008, an aggregate of 700,000 shares of common stock were reserved for issuance under our 2007 Employee Stock Purchase Plan, or the 2007 ESPP, of which 330,569 remained available for future issuance under the 2007 ESPP with up to a maximum of 150,000 shares that could be purchased in the current purchase period. The number of shares reserved for issuance under the 2007 ESPP automatically increases on each January 1, from January 1, 2008 through January 1, 2017, by the lesser of (a) 1.5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year or (b) 350,000 shares (or such lesser amount as may be approved by our Board of Directors). On January 1, 2009, the number of shares reserved for issuance under the 2007 ESPP increased by 350,000 shares pursuant to this automatic share increase provision.

(4)

As of December 31, 2008, an aggregate of 266,583 shares of common stock were reserved for issuance under our 2007 Non-Employee Directors Stock Option Plan, or the 2007 Directors Plan, of which 121,052 remained available for future issuance. The number of shares remaining available for issuance under the 2007 Directors Plan as shown in the table above is reduced by the number of shares credited to our non-employee directors’ stock accounts under our Director Deferred Compensation Plan, or the Directors Deferred Plan. The number of shares reserved for issuance under the 2007 Directors Plan automatically increases on each January 1, from January 1, 2008 through January 1, 2017, by the sum of (a) the excess of (i) the number of shares of common stock subject to options granted during the preceding calendar year under the 2007 Directors Plan, over (ii) the number of shares added back to the share reserve under the 2007 Directors Plan during the preceding calendar year and (b) the aggregate number of shares credited to our non-employee directors’ stock accounts under the Directors Deferred Plan (or such lesser amount as may be approved by our Board of Directors). In no event may the amount of any such annual increase exceed 200,000 shares. On January 1, 2009, the number of shares reserved for issuance under the 2007 Directors Plan increased by 78,948 shares pursuant to this automatic share increase provision.

(5)	Represents shares credited to individual non-employee director stock accounts as of December 31, 2008 under the Directors Deferred Plan. There is no exercise price for these shares.
(6)

Distributions in shares of our common stock under the Directors Deferred Plan are funded with the shares reserved under the 2007 Directors Plan. Accordingly, no shares are shown remaining available for issuance under the Directors Deferred Plan in the above table. The aggregate number of shares credited to our non-employee directors’ stock accounts during a calendar year are automatically added to the share reserve under the 2007 Directors Plan on January 1st of the following year as set forth in note (4) above.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Jazz Pharmaceuticals’ common stock as of April 3, 2009 (except as noted) by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table (referred to as our “named executive officers”); (iii) all executive officers and directors of Jazz Pharmaceuticals as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019
KKR JP LLC(3)	10,504,338	35.58%
KKR JP III LLC(3)	36,445	*
KKR Financial Holdings III, LLC(4)	70,156	*

Bridger Management, LLC(5) 90 Park Avenue, 40th Floor New York, NY 10016	2,667,050	9.22%

Entities affiliated with Thoma Cressey Bravo, Inc.(6) Sears Tower, 92nd Floor 22 South Wacker Drive Chicago, IL 60606	2,432,487	8.37%

Entities affiliated with Versant Ventures(7) 3000 Sand Hill Road, #4-210 Menlo Park, CA 94025	1,663,392	5.72%

Lehman Brothers Holdings Inc. and affiliated entities(8) 1271 Avenue of the Americas New York, New York 10020	1,683,510	5.62%

Entity affiliated with Beecken Petty O’Keefe & Company, LLC(9) 131 Dearborn Street, Suite 2800 Chicago, IL 60603	1,621,659	5.59%

Entities affiliated with Prospect Venture Partners(10) 435 Tasso Street, Suite 200 Palo Alto, CA 94301	1,510,145	5.21%

Named Executive Officers and Directors:
Bruce C. Cozadd(11)	528,901	1.81%
Samuel R. Saks, M.D.(12)	632,402	2.17%
Robert M. Myers(13)	426,406	1.46%
Matthew K. Fust(14)	58,948	*
Carol A. Gamble(15)	138,516	*
E. Alexander Albert(16)	3,826	*
Samuel D. Colella(17)	1,680,892	5.78%
Bryan C. Cressey(18)	2,449,987	8.42%
Michael W. Michelson(19)	10,619,831	35.88%
James C. Momtazee(20)	7,307	*
Kenneth W. O’Keefe(21)	1,649,162	5.68%
Alan M. Sebulsky(22)	44,872	*
James B. Tananbaum, M.D.(23)	1,527,645	5.26%
Nathaniel M. Zilkha(24)	5,991	*
All directors and executive officers as a group (14 persons)(25)	19,774,686	63.55%

*	Represents beneficial ownership of less than 1%.
(1)

Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.

(2)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission, or the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 28,925,352 shares outstanding on April 3, 2009, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options that are exercisable within 60 days of April 3, 2009, as well as shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of April 3, 2009. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan are payable solely in shares of our common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options that are exercisable within 60 days of April 3, 2009 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Consists of 9,906,501 shares and warrants to purchase 597,837 shares held by KKR JP LLC, and 36,445 shares held by KKR JP III LLC. All of the outstanding equity interests of KKR JP LLC are owned directly by KKR Millennium Fund L.P. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P., which is the general partner of KKR Millennium Fund L.P. All of the outstanding equity interests of KKR JP III LLC are owned directly by KKR Partners III, L.P. KKR III GP LLC is the general partner of KKR Partners III, L.P. The entities named in this Note (3) are sometimes referred to as the KKR Funds. KKR Millennium GP LLC is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which include Michael W. Michelson and other executives of Kohlberg Kravis Roberts & Co. L.P. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR Millennium GP LLC, but disclaims beneficial ownership of such shares. KKR III GP LLC is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which include Mr. Michelson, James C. Momtazee and other executives of Kohlberg Kravis Roberts & Co. L.P. Messrs. Kravis and Roberts may be deemed to share beneficial ownership of any shares beneficially owned by KKR III GP LLC, but disclaim beneficial ownership of such shares. The other members of KKR III GP LLC disclaim beneficial ownership of any shares beneficially owned by KKR III GP LLC. Mr. Michelson, Mr. Momtazee, Nathaniel M. Zilkha and E. Alexander Albert are members of our Board of Directors and are executives of Kohlberg Kravis Roberts & Co. L.P. Each of Messrs. Michelson, Momtazee, Zilkha and Albert disclaim beneficial ownership of any shares beneficially owned by the KKR Funds. The address of the KKR Funds and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of Messrs. Roberts, Michelson, Momtazee, Zilkha and Albert is 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Consists of 70,156 shares that KKR Financial Holdings III, LLC has the right to acquire through the exercise of a warrant. All of the outstanding equity interests of KKR Financial Holdings III, LLC are owned by KKR Financial Holdings LLC. KKR Financial Advisors LLC is the manager of KKR Financial Holdings LLC. KKR Financial LLC is the sole member of KKR Financial Advisors LLC. Kohlberg Kravis Roberts & Co. L.P. owns a majority of the outstanding equity interests of KKR Financial LLC. KKR & Co. L.L.C. is the general partner of Kohlberg Kravis Roberts & Co. L.P. The investment committee of KKR Financial Advisors LLC reviews the investments held by KKR Financial Holdings LLC. And certain of its members are affiliated with KKR & Co. L.L.C. The members of KKR & Co. L.L.C. consist of the individuals named in Note (3) above (other than Messrs. Albert and Zilkha) and other executives of Kohlberg Kravis Roberts & Co. L.P. Messrs. Kravis and Roberts, as managing members of KKR & Co. L.L.C., may be deemed to share beneficial ownership of any shares beneficially owned by KKR & Co. L.L.C., but disclaim beneficial ownership of such shares. The address of KKR Financial Holdings III, LLC, KKR Financial Holdings LLC, KKR Financial Advisors LLC and KKR Financial LLC is 555 California Street, 50th Floor, San Francisco, CA 94104.

(5)

Based upon a Schedule 13G filed with the SEC on February 13, 2009 by Bridger Management, LLC on behalf of itself, Swiftcurrent Offshore, Ltd. and Roberto Mignone, reporting beneficial ownership as of February 13, 2009. According to the Schedule 13G filed by Bridger Management, LLC, the 2,667,050 of the shares are beneficially owned by Roberto Mignone in his capacity as managing member of Bridger Management, LLC as a result of the purchase of such shares by certain accounts managed by Bridger Management, LLC. Swiftshore Offshore, Ltd., an account managed by Bridger Management, LLC, beneficially owns 1,560,250 of the shares. The Schedule 13G filed by Bridger Management, LLC provides information only as of February 13, 2009 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between February 13, 2009 and April 3, 2009.

(6)

Consists of 2,259,250 shares and a warrant to acquire 135,841 shares held by Thoma Cressey Fund VII, LP and 35,275 shares and a warrant to acquire 2,121 shares held by Thoma Cressey Friends Fund VII, LP. Mr. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of each of their pecuniary interest therein.

(7)

Consists of 1,488,676 shares and a warrant to acquire 129,613 shares held by Versant Venture Capital II, L.P., 28,260 shares and a warrant to acquire 2,464 shares held by Versant Affiliates Fund II-A, L.P. and 13,247 shares and a warrant to acquire 1,132 shares held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.

(8)

Based solely upon (i) a Schedule 13G filed with the SEC on March 27, 2008 by Lehman Brothers Holdings Inc. (“Lehman Holdings”) on behalf of itself and certain of its affiliated entities (collectively, “Lehman”) reporting beneficial ownership of 1,685,253 shares as of March 17, 2008, and (ii) information subsequently provided to us by LB I Group Inc. (“LBI”) with respect to the beneficial ownership of our common stock by Lehman as of October 30, 2009 that updates certain of the information in the Schedule 13G. LBI is wholly-owned by Lehman ALI Inc. (“ALI”), which in turn is wholly-owned by Lehman Holdings. According to the Schedule 13G and such information subsequently provided to us, the shares listed in the table above consist of: 1,020,846 shares that LBI has the right to acquire through the exercise of warrants; 165,661 shares held by Lehman Brothers Healthcare Venture Capital L.P., the general partner of which is Lehman Brothers Healthcare Venture Capital Associates L.P., the general partner of which is LBI, each of which may be deemed to have shared voting and/or investment control over such shares; 142,858 shares held by Lehman Brothers Partnership Account 2000/2001, L.P., the general partner of which is LBI, each of which may be deemed to have shared voting and/or investment control over such shares; 37,050 shares held by Lehman Brothers Offshore Partnership Account 2000/2001 L.P., the general partner of which is Lehman Brothers Offshore Partnership GP 2000/2001 L.P., of which Lehman Brothers Offshore Partners Ltd. is the general partner and is wholly-owned by LBI, each of which may be deemed to have shared voting and/or investment control over such shares; 317,076 shares held by Lehman Brothers P.A., LLC, which is wholly-owned by Property Asset Management Inc., which is wholly-owned by ALI, each of which may be deemed to have shared voting and/or investment control over such shares; and 19 shares held by Lehman Brothers OTC Derivatives Inc. which is wholly-owned by Lehman Holdings, each of which may be deemed to have shared voting and/or investment control over such shares. Lehman Holdings may be deemed to have shared voting and/or investment control over all of such shares, and ALI may be deemed to have shared voting and/or investment control over 1,683,491 of such shares. Commencing on September 15, 2008, Lehman Holdings and certain of its affiliates commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Lehman Holdings continues to operate its business as a debtor in possession. On September 19, 2008, a proceeding was commenced under the Securities Investor Protection Act of 1970 (“SIPA”) with respect to Lehman Brothers Inc. A trustee appointed under SIPA is administering the estate of Lehman Brothers Inc. LBI has represented to us that to the best of its knowledge, the shares and warrants are currently in the possession of Lehman Brothers Inc. which does not have voting or investment power over the shares. A customer claim has been filed in Lehman Brothers Inc.’s SIPA proceeding with respect to such shares and warrants, but it remains unknown whether all or a portion of the shares or warrants will ultimately be distributed to any of Lehman Holdings or its affiliated entities on account of such claim. It is possible that the shares or warrants will be sold or otherwise distributed to third parties by the SIPA trustee in accordance with SIPA and orders of the United States Bankruptcy Court for the Southern District of New York. It is also possible that any shares or warrants returned by Lehman Brothers Inc. to Lehman Holdings or any of its affiliated entities could be transferred to claimants in connection with one or more plans of Lehman Holdings or its debtor affiliates pursuant to the Bankruptcy Code.

(9)

Consists of 1,529,684 shares and a warrant to acquire 91,975 shares held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC and disclaims beneficial ownership of such shares. Mr. O’Keefe is a member of our Board of Directors. The address of Jazz Investors, LLC, Beecken Petty O’Keefe & Company, LLC and Mr. O’Keefe is 131 South Dearborn Street, Suite 2800, Chicago, IL 60603.

(10)

Consists of 1,403,129 shares and a warrant to acquire 84,365 shares held by Prospect Venture Partners II, L.P., and 21,366 shares and a warrant to acquire 1,285 shares held by Prospect Associates II, L.P. Dr. Tananbaum is a managing member of Prospect Management Co. II, L.L.C., which serves as the sole general partner of each of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., or the Prospect Funds. The managing members of Prospect Management Co. II, L.L.C. are deemed to have shared voting and investment power over the shares held by the Prospect Funds. Dr. Tananbaum disclaims beneficial ownership of the shares held by the Prospect Funds, except to the extent of his pecuniary interest therein.

(11)	Includes 273,534 shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009.
(12)

Includes 273,534 shares Dr. Saks has the right to acquire pursuant to options exercisable as of April 3, 2009. Dr. Saks resigned as our Chief Executive Officer (and as a director) effective April 3, 2009, no additional options will become exercisable by him after that date and he has until July 2, 2009 to exercise the options exercisable as of April 3, 2009.

(13)	Includes 273,534 shares Mr. Myers has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009.
(14)	Mr. Fust resigned as our Chief Financial Officer effective December 31, 2008. Mr. Fust’s rights to acquire shares pursuant to any of his outstanding options expired on March 31, 2009.
(15)	Includes 104,420 shares Ms. Gamble has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009.
(16)	Consists solely of shares issuable to Mr. Albert pursuant to our Directors Deferred Compensation Plan. Mr. Albert disclaims beneficial ownership of the shares described in Notes (3) and (4) above.
(17)

Includes 17,500 shares Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009 and the shares described in Note (7) above. Mr. Colella disclaims beneficial ownership of the shares described in Note (7) above, except to the extent of his pecuniary interest therein.

(18)

Includes 17,500 shares Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009 and the shares described in Note (6) above. Mr. Cressey disclaims beneficial ownership of the shares described in Note (6) above, except to the extent of his pecuniary interest therein.

(19)

Consists of 8,892 shares issuable to Mr. Michelson pursuant to our Directors Deferred Compensation Plan and the shares described in Notes (3) and (4) above. Mr. Michelson disclaims beneficial ownership of the shares described in Notes (3) and (4) above.

(20)	Consists solely of shares issuable to Mr. Momtazee pursuant to our Directors Deferred Compensation Plan. Mr. Momtazee disclaims beneficial ownership of the shares described in Notes (3) and (4) above.
(21)

Includes 17,500 shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009, 10,003 shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (9) above. Mr. O’Keefe disclaims beneficial ownership of the shares described in Note (9) above.

(22)

Includes 38,203 shares Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009 and 6,669 shares issuable to Mr. Sebulsky pursuant to our Directors Deferred Compensation Plan.

(23)

Includes 17,500 shares Dr. Tananbaum has the right to acquire pursuant to options exercisable within 60 days of April 3, 2009 and the shares described in Note (10) above. Dr. Tananbaum disclaims beneficial ownership of the shares described in Note (10) above, except to the extent of his pecuniary interest therein.

(24)	Consists solely of shares issuable to Mr. Zilkha pursuant to our Directors Deferred Compensation Plan. Mr. Zilkha disclaims beneficial ownership of the shares described in Notes (3) and (4) above.
(25)

Includes 16,721,833 shares and warrants to purchase 1,116,789 shares held by entities affiliated with certain of our directors, 1,033,225 shares that certain of our executive officers and directors have the right to acquire within 60 days of April 3, 2009 through the exercise of options, and 42,688 shares issuable to our directors under our Directors Deferred Compensation Plan.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) The following documents are filed as part of either (i) the registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2009, (ii) the registrant’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on April 29, 2009 or (iii) this Amendment No. 2 to Annual Report on Form 10-K/A:

1.	Index to Financial Statements:

See Index to Consolidated Financial Statements in Item 8 of the registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2009.

2.	Index to Financial Statement Schedules:

See Index to Consolidated Financial Statements in Item 8 of the registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2009. All other schedules were omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

3.	Exhibits—The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated as of April 18, 2005, by and among the Registrant, Twist Merger Sub, Inc. and Orphan Medical, Inc.(6)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	Amended and Restated Bylaws.(2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate.(3)

4.3A	Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007, by and between the Registrant and the other parties named therein.(4)

4.3B	Waiver and Amendment Agreement, dated as of March 12, 2008, by and between the Registrant and the other parties named therein.(12)

4.3C	Waiver and Amendment Agreement, dated as of May 7, 2008, by and between the Registrant and the other parties named therein.(13)

4.4A	Form of Series BB Preferred Stock Warrant of the Registrant.(5)

4.4B	Form of Series BB Preferred Stock Warrant of the Registrant, as amended.(12)

4.5A†	Senior Secured Note and Warrant Purchase Agreement, dated as of March 14, 2008, by and among the Registrant, JPI Commercial, LLC and the Purchasers named therein.(12)

4.5B	Form of Senior Secured Tranche A Note of JPI Commercial, LLC.(12)

4.5C	Form of Senior Secured Tranche B Note of JPI Commercial, LLC.(12)

4.5D	Form of Common Stock Warrant of the Registrant.(12)

4.5E†	Registration Rights Agreement, dated as of March 17, 2008, by and between the Registrant and the other parties named therein.(12)

4.6A	Warrant issued to Kingsbridge Capital Limited, dated May 7, 2008.(13)

4.6B	Registration Rights Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.(13)

4.7	Form of Registered Direct Common Warrant.(15)

10.1+	Form of Indemnification Agreement between the Registrant and its officers and directors.(3)

10.2+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Bruce C. Cozadd.(6)

10.3+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Samuel R. Saks.(6)

Exhibit Number	Description of Document

10.4+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Robert M. Myers.(6)

10.5+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Matthew K. Fust.(6)

10.6+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Carol A. Gamble.(6)

10.7+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Janne L.T. Wissel.(6)

10.8+	Stock Purchase Agreement, dated as of September 24, 2004, by and between the Registrant and Alan Sebulsky.(6)

10.9+	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.10+	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.11+	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.12+	Common Stock Purchase Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.13+	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Samuel R. Saks.(6)

10.14+	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Samuel R. Saks.(6)

10.15+	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Samuel R. Saks.(6)

10.16+	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Robert M. Myers.(6)

10.17+	Amendment No. 1 to Amended and Restated Stock Purchase Agreement, dated as of December 18, 2003, by and between the Registrant and Robert M. Myers.(6)

10.18+	Common Stock Purchase Agreement, dated as of January 9, 2004, by and between the Registrant and Robert M. Myers.(6)

10.19+	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Matthew K. Fust.(6)

10.20+	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Carol A. Gamble.(6)

10.21+	2003 Equity Incentive Plan, as amended.(3)

10.22+	Form of Option Exercise and Stock Purchase Agreement and Forms of Grant Notices under the 2003 Equity Incentive Plan.(3)

10.23+	2007 Equity Incentive Plan.(3)

10.24+	Form of Option Agreement and Form of Option Grant Notice under the 2007 Equity Incentive Plan.(7)

Exhibit Number	Description of Document

10.25+	2007 Non-Employee Directors Stock Option Plan.(3)

10.26+	Form of Stock Option Agreement and Form of Option Grant Notice under the 2007 Non-Employee Directors Stock Option Plan.(3)

10.27+	2007 Employee Stock Purchase Plan.(3)

10.28+	Form of 2007 Employee Stock Purchase Plan Offering Document.(3)

10.29+	Jazz Pharmaceuticals, Inc. Cash Bonus Plan.(6)

10.30†	Asset Purchase Agreement, dated as of October 4, 2004, by and among the Registrant, Glaxo Group Limited and SmithKline Beecham Corporation dba GlaxoSmithKline.(8)

10.31	Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of November 6, 1996, by and between Orphan Medical, Inc. and Lonza, Inc.(7)

10.32	Amendment No. 1 to Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of February 7, 2005, by and between Orphan Medical, Inc. and Lonza, Inc.(7)

10.33†	Amended and Restated Services Agreement, dated as of May 31, 2005, by and between Orphan Medical, Inc. and Express Scripts Specialty Distribution Services, Inc.(9)

10.34†	Consent and Addendum to Amended and Restated Master Services Agreement, dated as of June 1, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(9)

10.35†	Addendum No. 2 to Amended and Restated Master Services Agreement, dated as of June 22, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(9)

10.36†	Addendum No. 3 to Amended and Restated Master Services Agreement, dated as of August 17, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(9)

10.41†	Amended and Restated Xyrem License and Distribution Agreement, dated as of June 30, 2006, by and between the Registrant and UCB Pharma Limited.(8)

10.42†	License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.(8)

10.43	Supply Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.(7)

10.44	Trademark License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.(7)

10.45	Assignment, Assumption and Consent, dated as of January 31, 2007, by and among the Registrant, Solvay Pharmaceuticals, Inc. and Elan Pharma International Limited.(9)

10.46†	License Agreement, dated as of December 22, 1997, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation, plc.(8)

10.47†	Amendment to License Agreement, dated as of March 1, 1999, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation, plc.(9)

10.48†	Letter Amendment No. 2 to License Agreement, dated April 13, 2000, by and between Solvay Pharmaceuticals, Inc and Elan Pharmaceutical Technologies.(9)

10.49†	Amendment Agreement No. 3 to License Agreement, dated as of November 7, 2006, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation plc.(8)

10.50†	Xyrem Manufacturing Services and Supply Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.(8)

Exhibit Number	Description of Document

10.51†	Quality Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.(9)

10.52	Commercial Lease, dated as of June 2, 2004, by and between the Registrant and The Board of Trustees of the Leland Stanford Junior University.(9)

10.53	Sublease Agreement, dated as of February 25, 2007, by and between Xerox Corporation and the Registrant.(9)

10.54	Amendment No. 2 to Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of March 30, 2007, by and between Registrant and Lonza, Inc.(7)

10.55+	Directors Deferred Compensation Plan.(3)

10.56+	Non-Employee Director Compensation Arrangements, as modified on August 14, 2008.(18)

10.57A	Civil Settlement Agreement, dated July 13, 2007, among the United States of America acting through the entities named therein, the Registrant and Orphan Medical, Inc.(10)

10.57B	Non-Prosecution Agreement, dated July 13, 2007, between the United States Attorney’s Office for the Eastern District of New York and the Registrant.(10)

10.57C	Plea Agreement, dated July 13, 2007, between the United States Attorney for the Eastern District of New York and Orphan Medical, Inc.(10)

10.57D	Corporate Integrity Agreement, dated July 13, 2007, between the Office of Inspector General of the Department of Health and Human Services and the Registrant.(10)

10.58+	Amended Executive Change in Control and Severance Benefit Plan.(1)

10.59+	Form of Amendment to Employment Agreement, by and between the Registrant and each of Bruce Cozadd, Samuel Saks, M.D., Robert Myers, Matthew Fust, Carol Gamble and Janne Wissel.(1)

10.60+	Form of Letter, amending outstanding options granted under the Registrant’s 2003 Equity Incentive Plan.(1)

10.62+	Amendment No. 2 to Employment Agreement, effective on September 1, 2007, by and between the Registrant and Bruce C. Cozadd.(11)

10.63†	Addendum No. 4 to Amended and Restated Master Services Agreement, dated as of July 6, 2007, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(11)

10.64+	Form of Restricted Stock Unit Award under the Registrant’s 2007 Equity Incentive Plan.(11)

10.65+	Non-Employee Director Compensation Arrangements, as modified on December 18, 2007.(12)

10.66†	Amendment Number 4 to Development, License and Supply Agreement, dated as of October 26, 2007, by and between the Registrant and Elan Pharma International, Inc.(12)

10.67†	Addendum No. 5 to Amended and Restated Master Services Agreement, dated as of October 5, 2007, by and among the Registrant, Express Scripts Specialty Distribution Services, Inc. and Orphan Medical, Inc.(12)

10.68	Amendment No. 1 to Amended and Restated Xyrem License and Distribution Agreement, dated as of December 21, 2007, by and between the Registrant and UCB Pharma Limited.(12)

10.69†	Amendment No. 1 to License Agreement, dated as of March 12, 2008, by and between the Registrant and Solvay Pharmaceuticals, Inc.(12)

10.70	Common Stock Purchase Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.(13)

10.71+	Amended Jazz Pharmaceuticals, Inc. Cash Bonus Plan.(14)

10.72+	2008 Executive Officer Compensation Arrangements.(14)

Exhibit Number	Description of Document

10.73+	Form of Stock Award Grant Notice and Stock Award Agreement under the Registrant’s 2007 Equity Incentive Plan.(14)

10.74†	Master Services Agreement dated May 6, 2008, by and between the Registrant and CuraScript, Inc.(14)

10.75	Amendment No. 2 to Amended and Restated Xyrem License and Distribution Agreement, dated July 23, 2008, by and between the Registrant and UCB Pharma Limited.(16)

10.76	Antizol® Product Rights Acquisition Agreement, dated as of August 1, 2008, by and among the Registrant, JPI Commercial, LLC, Paladin Labs (Barbados) Inc., and Paladin Labs (USA) Inc.(17)

10.77†	Amendment No. 2 to License Agreement, dated as of October 17, 2008, by and between JPI Commercial, LLC and Solvay Pharmaceuticals, Inc.(18)

10.78	Amendment No. 3 to License Agreement, dated as of December 19, 2008, by and between JPI Commercial, LLC and Solvay Pharmaceuticals, Inc.(20)

10.79	Amendment No. 4 to License Agreement, dated as of February 5, 2009, by and between JPI Commercial, LLC and Solvay Pharmaceuticals, Inc.(20)

10.80+	Directors Deferred Compensation Plan, as amended.(20)

10.81+	Amended and Restated Executive Change in Control and Severance Benefit Plan.(20)

10.82	Revision of Payment Terms of the Plea Agreement dated as of July 17, 2007 between the U.S. Attorney for the Eastern District of New York and Orphan Medical, Inc.(20)

10.83	Amendment to Settlement Agreement, signed by the Company on February 6, 2009, among the United States of America acting through the entities named therein, the Registrant and Orphan Medical, Inc.(20)

10.84	Form of Registered Direct Subscription Agreement.(19)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.(20)

21.1	Subsidiaries of the Registrant.(20)

23.1	Consent of Independent Registered Public Accounting Firm.(20)

24.1	Power of Attorney (included in the signature page to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 26, 2009).

31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(20)

31.2	Certification of Acting Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(20)

31.3	Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(21)

31.4	Certification of Acting Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(21)

31.5	Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.

31.6	Certification of Chief Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.

32.1	Certifications of Chief Executive Officer and Acting Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.(20)*

+	Indicates management contract or compensatory plan.
#	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†	Confidential treatment has been granted for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(2)	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(3)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(4)	Incorporated herein by reference to Exhibit 4.3 to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(5)	Incorporated by reference to Exhibit 4.6 to the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(6)	Incorporated by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(7)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 24, 2007.
(8)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 31, 2007.
(9)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on March 27, 2007.
(10)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on July 18, 2007.
(11)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended September 30, 2007, as filed with the SEC on November 9, 2007.
(12)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(13)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(14)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended March 31, 2008, as filed with the SEC on May 15, 2008.
(15)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 16, 2008.
(16)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 24, 2008.
(17)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on August 6, 2008.
(18)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended September 30, 2008, as filed with the SEC on November 14, 2008.
(19)	Incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 16, 2008.
(20)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2008 (the “2008 10-K”), as filed with the SEC on March 26, 2009.
(21)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s Amendment No. 1 to the 2008 10-K on Form 10-K/A (File No. 001-33500), as filed with the SEC on April 29, 2009.
*	The certifications attached as Exhibit 32.1 accompany this Annual Report on Form 10-K pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the registrant has duly caused this Amendment No. 2 to Annual Report on Form 10-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Jazz Pharmaceuticals, Inc.
(Registrant)

Date: December 11, 2009	/S/ BRUCE C. COZADD
Bruce C. Cozadd
Chairman and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated as of April 18, 2005, by and among the Registrant, Twist Merger Sub, Inc. and Orphan Medical, Inc.(6)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	Amended and Restated Bylaws.(2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate.(3)

4.3A	Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007, by and between the Registrant and the other parties named therein.(4)

4.3B	Waiver and Amendment Agreement, dated as of March 12, 2008, by and between the Registrant and the other parties named therein.(12)

4.3C	Waiver and Amendment Agreement, dated as of May 7, 2008, by and between the Registrant and the other parties named therein.(13)

4.4A	Form of Series BB Preferred Stock Warrant of the Registrant.(5)

4.4B	Form of Series BB Preferred Stock Warrant of the Registrant, as amended.(12)

4.5A†	Senior Secured Note and Warrant Purchase Agreement, dated as of March 14, 2008, by and among the Registrant, JPI Commercial, LLC and the Purchasers named therein.(12)

4.5B	Form of Senior Secured Tranche A Note of JPI Commercial, LLC.(12)

4.5C	Form of Senior Secured Tranche B Note of JPI Commercial, LLC.(12)

4.5D	Form of Common Stock Warrant of the Registrant.(12)

4.5E†	Registration Rights Agreement, dated as of March 17, 2008, by and between the Registrant and the other parties named therein.(12)

4.6A	Warrant issued to Kingsbridge Capital Limited, dated May 7, 2008.(13)

4.6B	Registration Rights Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.(13)

4.7	Form of Registered Direct Common Warrant.(15)

10.1+	Form of Indemnification Agreement between the Registrant and its officers and directors.(3)

10.2+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Bruce C. Cozadd.(6)

10.3+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Samuel R. Saks.(6)

Exhibit Number	Description of Document

10.4+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Robert M. Myers.(6)

10.5+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Matthew K. Fust.(6)

10.6+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Carol A. Gamble.(6)

10.7+	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Janne L.T. Wissel.(6)

10.8+	Stock Purchase Agreement, dated as of September 24, 2004, by and between the Registrant and Alan Sebulsky.(6)

10.9+	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.10+	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.11+	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.12+	Common Stock Purchase Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce C. Cozadd.(6)

10.13+	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Samuel R. Saks.(6)

10.14+	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Samuel R. Saks.(6)

10.15+	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Samuel R. Saks.(6)

10.16+	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Robert M. Myers.(6)

10.17+	Amendment No. 1 to Amended and Restated Stock Purchase Agreement, dated as of December 18, 2003, by and between the Registrant and Robert M. Myers.(6)

10.18+	Common Stock Purchase Agreement, dated as of January 9, 2004, by and between the Registrant and Robert M. Myers.(6)

10.19+	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Matthew K. Fust.(6)

10.20+	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Carol A. Gamble.(6)

10.21+	2003 Equity Incentive Plan, as amended.(3)

10.22+	Form of Option Exercise and Stock Purchase Agreement and Forms of Grant Notices under the 2003 Equity Incentive Plan.(3)

10.23+	2007 Equity Incentive Plan.(3)

10.24+	Form of Option Agreement and Form of Option Grant Notice under the 2007 Equity Incentive Plan.(7)

Exhibit Number	Description of Document

10.25+	2007 Non-Employee Directors Stock Option Plan.(3)

10.26+	Form of Stock Option Agreement and Form of Option Grant Notice under the 2007 Non-Employee Directors Stock Option Plan.(3)

10.27+	2007 Employee Stock Purchase Plan.(3)

10.28+	Form of 2007 Employee Stock Purchase Plan Offering Document.(3)

10.29+	Jazz Pharmaceuticals, Inc. Cash Bonus Plan.(6)

10.30†	Asset Purchase Agreement, dated as of October 4, 2004, by and among the Registrant, Glaxo Group Limited and SmithKline Beecham Corporation dba GlaxoSmithKline.(8)

10.31	Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of November 6, 1996, by and between Orphan Medical, Inc. and Lonza, Inc.(7)

10.32	Amendment No. 1 to Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of February 7, 2005, by and between Orphan Medical, Inc. and Lonza, Inc.(7)

10.33†	Amended and Restated Services Agreement, dated as of May 31, 2005, by and between Orphan Medical, Inc. and Express Scripts Specialty Distribution Services, Inc.(9)

10.34†	Consent and Addendum to Amended and Restated Master Services Agreement, dated as of June 1, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(9)

10.35†	Addendum No. 2 to Amended and Restated Master Services Agreement, dated as of June 22, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(9)

10.36†	Addendum No. 3 to Amended and Restated Master Services Agreement, dated as of August 17, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(9)

10.41†	Amended and Restated Xyrem License and Distribution Agreement, dated as of June 30, 2006, by and between the Registrant and UCB Pharma Limited.(8)

10.42†	License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.(8)

10.43	Supply Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.(7)

10.44	Trademark License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.(7)

10.45	Assignment, Assumption and Consent, dated as of January 31, 2007, by and among the Registrant, Solvay Pharmaceuticals, Inc. and Elan Pharma International Limited.(9)

10.46†	License Agreement, dated as of December 22, 1997, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation, plc.(8)

10.47†	Amendment to License Agreement, dated as of March 1, 1999, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation, plc.(9)

10.48†	Letter Amendment No. 2 to License Agreement, dated April 13, 2000, by and between Solvay Pharmaceuticals, Inc and Elan Pharmaceutical Technologies.(9)

10.49†	Amendment Agreement No. 3 to License Agreement, dated as of November 7, 2006, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation plc.(8)

10.50†	Xyrem Manufacturing Services and Supply Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.(8)

Exhibit Number	Description of Document

10.51†	Quality Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.(9)

10.52	Commercial Lease, dated as of June 2, 2004, by and between the Registrant and The Board of Trustees of the Leland Stanford Junior University.(9)

10.53	Sublease Agreement, dated as of February 25, 2007, by and between Xerox Corporation and the Registrant.(9)

10.54	Amendment No. 2 to Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of March 30, 2007, by and between Registrant and Lonza, Inc.(7)

10.55+	Directors Deferred Compensation Plan.(3)

10.56+	Non-Employee Director Compensation Arrangements, as modified on August 14, 2008.(18)

10.57A	Civil Settlement Agreement, dated July 13, 2007, among the United States of America acting through the entities named therein, the Registrant and Orphan Medical, Inc.(10)

10.57B	Non-Prosecution Agreement, dated July 13, 2007, between the United States Attorney’s Office for the Eastern District of New York and the Registrant.(10)

10.57C	Plea Agreement, dated July 13, 2007, between the United States Attorney for the Eastern District of New York and Orphan Medical, Inc.(10)

10.57D	Corporate Integrity Agreement, dated July 13, 2007, between the Office of Inspector General of the Department of Health and Human Services and the Registrant.(10)

10.58+	Amended Executive Change in Control and Severance Benefit Plan.(1)

10.59+	Form of Amendment to Employment Agreement, by and between the Registrant and each of Bruce Cozadd, Samuel Saks, M.D., Robert Myers, Matthew Fust, Carol Gamble and Janne Wissel.(1)

10.60+	Form of Letter, amending outstanding options granted under the Registrant’s 2003 Equity Incentive Plan.(1)

10.62+	Amendment No. 2 to Employment Agreement, effective on September 1, 2007, by and between the Registrant and Bruce C. Cozadd.(11)

10.63†	Addendum No. 4 to Amended and Restated Master Services Agreement, dated as of July 6, 2007, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.(11)

10.64+	Form of Restricted Stock Unit Award under the Registrant’s 2007 Equity Incentive Plan.(11)

10.65+	Non-Employee Director Compensation Arrangements, as modified on December 18, 2007.(12)

10.66†	Amendment Number 4 to Development, License and Supply Agreement, dated as of October 26, 2007, by and between the Registrant and Elan Pharma International, Inc.(12)

10.67†	Addendum No. 5 to Amended and Restated Master Services Agreement, dated as of October 5, 2007, by and among the Registrant, Express Scripts Specialty Distribution Services, Inc. and Orphan Medical, Inc.(12)

10.68	Amendment No. 1 to Amended and Restated Xyrem License and Distribution Agreement, dated as of December 21, 2007, by and between the Registrant and UCB Pharma Limited.(12)

10.69†	Amendment No. 1 to License Agreement, dated as of March 12, 2008, by and between the Registrant and Solvay Pharmaceuticals, Inc.(12)

10.70	Common Stock Purchase Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.(13)

10.71+	Amended Jazz Pharmaceuticals, Inc. Cash Bonus Plan.(14)

10.72+	2008 Executive Officer Compensation Arrangements.(14)

Exhibit Number	Description of Document

10.73+	Form of Stock Award Grant Notice and Stock Award Agreement under the Registrant’s 2007 Equity Incentive Plan.(14)

10.74†	Master Services Agreement dated May 6, 2008, by and between the Registrant and CuraScript, Inc.(14)

10.75	Amendment No. 2 to Amended and Restated Xyrem License and Distribution Agreement, dated July 23, 2008, by and between the Registrant and UCB Pharma Limited.(16)

10.76	Antizol® Product Rights Acquisition Agreement, dated as of August 1, 2008, by and among the Registrant, JPI Commercial, LLC, Paladin Labs (Barbados) Inc., and Paladin Labs (USA) Inc.(17)

10.77†	Amendment No. 2 to License Agreement, dated as of October 17, 2008, by and between JPI Commercial, LLC and Solvay Pharmaceuticals, Inc.(18)

10.78	Amendment No. 3 to License Agreement, dated as of December 19, 2008, by and between JPI Commercial, LLC and Solvay Pharmaceuticals, Inc.(20)

10.79	Amendment No. 4 to License Agreement, dated as of February 5, 2009, by and between JPI Commercial, LLC and Solvay Pharmaceuticals, Inc.(20)

10.80+	Directors Deferred Compensation Plan, as amended.(20)

10.81+	Amended and Restated Executive Change in Control and Severance Benefit Plan.(20)

10.82	Revision of Payment Terms of the Plea Agreement dated as of July 17, 2007 between the U.S. Attorney for the Eastern District of New York and Orphan Medical, Inc.(20)

10.83	Amendment to Settlement Agreement, signed by the Company on February 6, 2009, among the United States of America acting through the entities named therein, the Registrant and Orphan Medical, Inc.(20)

10.84	Form of Registered Direct Subscription Agreement.(19)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.(20)

21.1	Subsidiaries of the Registrant.(20)

23.1	Consent of Independent Registered Public Accounting Firm.(20)

24.1	Power of Attorney (included in the signature page to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 26, 2009).

31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(20)

31.2	Certification of Acting Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(20)

31.3	Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(21)

31.4	Certification of Acting Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.(21)

31.5	Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.

31.6	Certification of Chief Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended.

32.1	Certifications of Chief Executive Officer and Acting Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.(20)*

+	Indicates management contract or compensatory plan.
#	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†	Confidential treatment has been granted for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(2)	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(3)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(4)	Incorporated herein by reference to Exhibit 4.3 to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(5)	Incorporated by reference to Exhibit 4.6 to the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(6)	Incorporated by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(7)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 24, 2007.
(8)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 31, 2007.
(9)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on March 27, 2007.
(10)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K, filed with the SEC on July 18, 2007.
(11)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended September 30, 2007, as filed with the SEC on November 9, 2007.
(12)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(13)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(14)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended March 31, 2008, as filed with the SEC on May 15, 2008.
(15)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 16, 2008.
(16)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 24, 2008.
(17)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on August 6, 2008.
(18)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended September 30, 2008, as filed with the SEC on November 14, 2008.
(19)	Incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 16, 2008.
(20)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2008 (the “2008 10-K”), as filed with the SEC on March 26, 2009.
(21)	Incorporated herein by reference to the same numbered exhibit to the Registrant’s Amendment No. 1 to the 2008 10-K on Form 10-K/A (File No. 001-33500), as filed with the SEC on April 29, 2009.
*	The certifications attached as Exhibit 32.1 accompany this Annual Report on Form 10-K pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 31.5

CERTIFICATION

I, Bruce C. Cozadd, certify that:

1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K/A of Jazz Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 11, 2009	By:	/S/ BRUCE C. COZADD
Bruce C. Cozadd
Chief Executive Officer

EXHIBIT 31.6

CERTIFICATION

I, Kathryn E. Falberg, certify that:

1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K/A of Jazz Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 11, 2009	By:	/S/ KATHRYN E. FALBERG
Kathryn E. Falberg
Chief Financial Officer

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Jazz Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

EXPLANATORY NOTE: On October 23, 2009, Jazz Pharmaceuticals, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) relating to the annual meeting of stockholders of the Company to be held on December 15, 2009. This Schedule 14A is being filed solely for the purpose of including Lehman Brothers Holdings Inc. and its affiliated entities (collectively, “Lehman Holdings”) in the table entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 23 of the Proxy Statement. At the time of the filing of the Proxy Statement with the SEC, the Company erroneously believed that Lehman Holdings had ceased to have beneficial ownership of more than five percent of the Company’s common stock. Accordingly, the table entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 23 of the Proxy Statement is hereby amended as set forth below solely to include Lehman Holdings in such table:

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Jazz Pharmaceuticals’ common stock as of October 1, 2009, (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (referred to in this proxy statement as our “named executive officers”); (iii) all executive officers and directors of Jazz Pharmaceuticals as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019
KKR JP LLC(3)	10,504,338	33.26%
KKR JP III LLC(3)	36,445	*
KKR Financial Holdings III, LLC(4)	70,156	*
Entities affiliated with Longitude Capital Management Co., LLC(5) 800 El Camino Real, Suite 220 Menlo Park, CA 94025	2,993,601	9.37%
Bridger Management, LLC(6) 90 Park Avenue, 40th Floor New York, NY 10016	2,667,050	8.61%
Entities affiliated with Thoma Cressey Bravo, Inc.(7) Sears Tower, 92nd Floor 22 South Wacker Drive Chicago, IL 60606	2,432,487	7.81%
Entities affiliated with Versant Ventures(8) 3000 Sand Hill Road, #4-210 Menlo Park, CA 94025	1,663,392	5.34%
Lehman Brothers Holdings Inc. and affiliated entities(9) 1271 Avenue of the Americas New York, New York 10020	1,683,510	5.26%
Entities affiliated with Beecken Petty O’Keefe & Company(10) 131 Dearborn Street, Suite 2800 Chicago, Il 60603	1,621,659	5.22%
Named Executive Officers and Directors:
Bruce C. Cozadd(11)	534,026	1.69%
Samuel R. Saks, M.D.(12)	263,226	*
Robert M. Myers(13)	427,225	1.36%
Matthew K. Fust(14)	39,069	*
Carol A. Gamble(15)	135,016	*
Samuel D. Colella(16)	1,690,631	5.43%

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Bryan C. Cressey(17)	2,454,987	7.88%
Patrick G. Enright(18)	3,001,359	9.40%
Michael W. Michelson(19)	15,211	*
James C. Momtazee(20)	12,836	*
Kenneth W. O’Keefe(21)	1,661,271	5.34%
Alan M. Sebulsky(22)	57,527	*
James B. Tananbaum, M.D.(23)	1,532,645	4.93%
Nathaniel M. Zilkha(24)	10,730	*
All directors and executive officers as a group (17 persons)(25)	12,088,102	36.22%

*	Represents beneficial ownership of less than 1%.

(1)

Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.

(2)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission, or the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 30,988,262 shares outstanding on October 1, 2009, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options that are exercisable within 60 days of October 1, 2009, as well as shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan as of October 1, 2009. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Compensation Plan are payable solely in shares of our common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options that are exercisable within 60 days of October 1, 2009 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Consists of 9,906,501 shares and warrants to purchase 597,837 shares held by KKR JP LLC, and 36,445 shares held by KKR JP III LLC. All of the outstanding equity interests of KKR JP LLC are owned directly by KKR Millennium Fund L.P. KKR Associates Millennium L.P. is the general partner of KKR Millennium Fund L.P. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P. Each of KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC); KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings L.P. (as the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P.); KKR Group Limited (as the general partner of KKR Group Holdings L.P.); KKR & Co. L.P. (as the sole shareholder of KKR Group Limited); and KKR Management LLC (as the general partner of KKR & Co. L.P.) may be deemed to be the beneficial owner of the securities held by KKR JP LLC. All of the outstanding equity interests of KKR JP III LLC are owned directly by KKR Partners III, L.P. KKR III GP LLC is the general partner of KKR Partners III, L.P. The entities named in this Note (3) are sometimes referred to as the KKR Entities. As the designated members of KKR Management LLC and the managing members of KKR III GP LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR JP LLC and KKR JP III LLC. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of such securities. Michael W. Michelson is an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates and disclaims beneficial ownership of any shares beneficially owned by the KKR Entities. The address of the KKR Entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address of Messrs. Roberts, Michelson, Momtazee and Zilkha is 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Consists of 70,156 shares that KKR Financial Holdings III, LLC has the right to acquire through the exercise of a warrant. All of the outstanding equity interests of KKR Financial Holdings III, LLC are owned by KKR Financial Holdings LLC. KKR Financial Advisors LLC is the manager of KKR Financial Holdings LLC. Kohlberg Kravis Roberts & Co. (Fixed Income) LLC is the sole member of KKR Financial Advisors LLC. Kohlberg Kravis Roberts & Co. L.P. holds all of the outstanding equity interests in Kohlberg Kravis Roberts & Co. (Fixed Income) LLC. Each of KKR Management Holdings L.P. (as the general partner of Kohlberg Kravis Roberts & Co. L.P.); KKR Management Holdings Corp. (as the general partner of KKR Management Holdings L.P.); KKR Group Holdings L.P. (as the sole shareholder of KKR Management Holdings Corp.); KKR Group Limited (as the general partner of KKR Group Holdings L.P.); KKR & Co. L.P. (as the sole shareholder of KKR Group Limited); and KKR Management LLC (as the general partner of KKR & Co. L.P.) may be deemed to be the beneficial owner of the securities held by KKR Financial Holdings III, LLC. As the designated members of KKR Management LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR Financial Holdings III, LLC. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of such securities. Michael W. Michelson, James C. Momtazee and Nathaniel M. Zilkha are members of our Board of Directors and are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Michelson, Momtazee and Zilkha disclaims beneficial ownership of any shares beneficially owned by the KKR Entities. The address of KKR Financial Holdings III, LLC, KKR Financial Holdings LLC, KKR Financial Advisors LLC and KKR Financial LLC is 555 California Street, 50th Floor, San Francisco CA 94104.

(5)

Consists of 2,005,539 shares and warrants to acquire 929,243 shares held by Longitude Venture Partners, L.P. and 40,195 shares and warrants to acquire 18,624 shares held by Longitude Capital Associates, L.P. Mr. Enright is a managing member of Longitude Capital Partners, LLC, the sole general partner of each of Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P., or the Longitude Funds, and is deemed to have shared voting and investment power over the shares held by Longitude Capital and its affiliated entities. Mr. Enright disclaims beneficial ownership of the shares held by the Longitude Funds, except to the extent of his pecuniary interest therein.

(6)

Based upon a Schedule 13G filed with the SEC on February 13, 2009 by Bridger Management, LLC on behalf of itself, Swiftcurrent Offshore, Ltd. and Roberto Mignone, reporting beneficial ownership as of February 13, 2009. According to the Schedule 13G filed by Bridger Management, LLC, 2,667,050 of the shares are beneficially owned by Roberto Mignone in his capacity as managing member of Bridger Management, LLC as a result of the purchase of such shares by certain accounts managed by Bridger Management, LLC. Swiftcurrent Offshore, Ltd., an account managed by Bridger Management, LLC, beneficially owns 1,560,250 of the shares. The Schedule 13G filed by Bridger Management, LLC provides information only as of February 13, 2009 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between February 13, 2009 and October 1, 2009.

(7)

Consists of 2,259,250 shares and a warrant to acquire 135,841 shares held by Thoma Cressey Fund VII, LP and 35,275 shares and a warrant to acquire 2,121 shares held by Thoma Cressey Friends Fund VII, LP. Mr. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of each of their pecuniary interest therein.

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(8)

Consists of 1,488,676 shares and a warrant to acquire 129,613 shares held by Versant Venture Capital II, L.P., 28,260 shares and a warrant to acquire 2,464 shares held by Versant Affiliates Fund II-A, L.P. and 13,247 shares and a warrant to acquire 1,132 shares held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.

(9)

Based solely upon (i) a Schedule 13G filed with the SEC on March 27, 2008 by Lehman Brothers Holdings Inc. (“Lehman Holdings”) on behalf of itself and certain of its affiliated entities (collectively, “Lehman”) reporting beneficial ownership of 1,685,253 shares as of March 17, 2008, and (ii) information subsequently provided to us by LB I Group Inc. (“LBI”) with respect to the beneficial ownership of our common stock by Lehman as of October 30, 2009 that updates certain of the information in the Schedule 13G. LBI is wholly-owned by Lehman ALI Inc. (“ALI”), which in turn is wholly-owned by Lehman Holdings. According to the Schedule 13G and such information subsequently provided to us, the shares listed in the table above consist of: 1,020,846 shares that LBI has the right to acquire through the exercise of warrants; 165,661 shares held by Lehman Brothers Healthcare Venture Capital L.P., the general partner of which is Lehman Brothers Healthcare Venture Capital Associates L.P., the general partner of which is LBI, each of which may be deemed to have shared voting and/or investment control over such shares; 142,858 shares held by Lehman Brothers Partnership Account 2000/2001, L.P., the general partner of which is LBI, each of which may be deemed to have shared voting and/or investment control over such shares; 37,050 shares held by Lehman Brothers Offshore Partnership Account 2000/2001 L.P., the general partner of which is Lehman Brothers Offshore Partnership GP 2000/2001 L.P., of which Lehman Brothers Offshore Partners Ltd. is the general partner and is wholly-owned by LBI, each of which may be deemed to have shared voting and/or investment control over such shares; 317,076 shares held by Lehman Brothers P.A., LLC, which is wholly-owned by Property Asset Management Inc., which is wholly-owned by ALI, each of which may be deemed to have shared voting and/or investment control over such shares; and 19 shares held by Lehman Brothers OTC Derivatives Inc. which is wholly-owned by Lehman Holdings, each of which may be deemed to have shared voting and/or investment control over such shares. Lehman Holdings may be deemed to have shared voting and/or investment control over all of such shares, and ALI may be deemed to have shared voting and/or investment control over 1,683,491 of such shares. Commencing on September 15, 2008, Lehman Holdings and certain of its affiliates commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Lehman Holdings continues to operate its business as a debtor in possession. On September 19, 2008, a proceeding was commenced under the Securities Investor Protection Act of 1970 (“SIPA”) with respect to Lehman Brothers Inc. A trustee appointed under SIPA is administering the estate of Lehman Brothers Inc. LBI has represented to us that to the best of its knowledge, the shares and warrants are currently in the possession of Lehman Brothers Inc. which does not have voting or investment power over the shares. A customer claim has been filed in Lehman Brothers Inc.’s SIPA proceeding with respect to such shares and warrants, but it remains unknown whether all or a portion of the shares or warrants will ultimately be distributed to any of Lehman Holdings or its affiliated entities on account of such claim. It is possible that the shares or warrants will be sold or otherwise distributed to third parties by the SIPA trustee in accordance with SIPA and orders of the United States Bankruptcy Court for the Southern District of New York. It is also possible that any shares or warrants returned by Lehman Brothers Inc. to Lehman Holdings or any of its affiliated entities could be transferred to claimants in connection with one or more plans of Lehman Holdings or its debtor affiliates pursuant to the Bankruptcy Code.

(10)

Consists of 1,529,684 shares and a warrant to acquire 91,975 shares held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC and disclaims beneficial ownership of such shares. Mr. O’Keefe is a member of our Board of Directors. The address of Jazz Investors, LLC, Beecken Petty O’Keefe & Company, LLC and Mr. O’Keefe is 131 South Dearborn Street, Suite 2800, Chicago, IL 60603.

(11)	Includes 273,534 shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009.
(12)	Dr. Saks resigned as our Chief Executive Officer and as a director effective April 3, 2009. Dr. Saks’ rights to acquire shares pursuant to any of his outstanding options expired on July 2, 2009.
(13)	Includes 273,534 shares Mr. Myers has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009.
(14)	Mr. Fust resigned as our Chief Financial Officer effective December 31, 2008. Mr. Fust’s rights to acquire shares pursuant to any of his outstanding options expired on March 31, 2009.
(15)	Includes 104,420 shares Ms. Gamble has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009.
(16)

Includes 22,500 shares Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and the shares described in Note (8) above. Mr. Colella disclaims beneficial ownership of the shares described in Note (8) above, except to the extent of his pecuniary interest therein.

(17)

Includes 22,500 shares Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and the shares described in Note (7) above. Mr. Cressey disclaims beneficial ownership of the shares described in Note (7) above, except to the extent of his pecuniary interest therein.

(18)

Includes 2,500 shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009, 5,258 shares issuable to Mr. Enright pursuant to our Directors Deferred Compensation Plan and the shares described in Note (5). Mr. Enright disclaims beneficial ownership of the shares described in Note (5) above.

(19)

Consists solely of shares issuable to Mr. Michelson pursuant to our Directors Deferred Compensation Plan. Mr. Michelson disclaims beneficial ownership of the shares described in Notes (3) and (4) above.

(20)	Consists solely of shares issuable to Mr. Momtazee pursuant to our Directors Deferred Compensation Plan. Mr. Momtazee disclaims beneficial ownership of the shares described in Notes (3) and (4) above.
(21)

Includes 22,500 shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009, 17,112 shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Compensation Plan, and the shares described in Note (10) above. Mr. O’Keefe disclaims beneficial ownership of the shares described in Note (10) above, except to the extent of his pecuniary interest therein.

(22)

Includes 46,119 shares Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and 6,669 shares issuable to Mr. Sebulsky pursuant to our Directors Deferred Compensation Plan.

(23)

Includes 22,500 shares Dr. Tananbaum has the right to acquire pursuant to options exercisable within 60 days of October 1, 2009 and 1,403,129 shares and a warrant to acquire 84,365 shares held by Prospect Venture Partners II, L.P., and 21,366 shares and a warrant to acquire 1,285 shares held by Prospect Associates II, L.P. Dr. Tananbaum is a managing member of Prospect Management Co. II, L.L.C., which serves as the sole general partner of each of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., or the Prospect Funds. The managing members of Prospect Management Co. II, L.L.C. are deemed to have shared voting and investment power over the shares held by the Prospect Funds. Dr. Tananbaum disclaims beneficial ownership of the shares held by the Prospect Funds, except to the extent of his pecuniary interest therein.

(24)	Consists solely of shares issuable to Mr. Zilkha pursuant to our Directors Deferred Compensation Plan. Mr. Zilkha disclaims beneficial ownership of the shares described in Notes (3) and (4) above.
(25)

Includes 19,732,644 shares and warrants to purchase 2,064,656 shares held by entities affiliated with certain of our directors, 911,051 shares that certain of our executive officers and directors have the right to acquire within 60 days of October 1, 2009 through the exercise of options, and 81,120 shares issuable to our directors under our Directors Deferred Compensation Plan.

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